Exhibit 99.1

AEON Biopharma Announces Pricing Of Upsized $13.75 Million Public Offering with Accompanying Milestone Warrants Providing Potential for Additional Future Funding

$13.75 million underwritten public offering with up to an additional $29.6 million in potential proceeds tied to the cash exercise in full of the milestone warrants issued in the offering

IRVINE, Calif., July 13, 2026 -- AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE American: AEON), a biopharmaceutical company advancing ABP-450 as a biosimilar to BOTOX® (onabotulinumtoxinA) for therapeutic use to achieve full-label U.S. market entry, today announced the pricing of its underwritten public offering to raise up to approximately $43.3 million in gross proceeds based on the approximately $13.75 million in expected gross proceeds from the offering and up to an additional $29.6 million in potential gross proceeds upon the cash exercise in full of the milestone warrants issued in the offering.

The offering consists of 42,688,606 shares of common stock of the Company (or pre-funded warrants in lieu thereof), with each share of common stock or pre-funded warrant accompanied by one two-year milestone warrant to purchase one share of common stock (or one pre-funded warrant in lieu thereof) and one five-year milestone warrant to purchase one share of common stock (or one pre-funded warrant in lieu thereof). The combined public offering price is $0.3221 per share of common stock (or $0.3220 per pre-funded warrant) and accompanying two-year milestone warrant and five-year milestone warrant. Each pre-funded warrant has an exercise price of $0.0001 per share of common stock. Each two-year milestone warrant has an exercise price of $0.3221 per share of common stock and each five-year milestone warrant has an exercise price of $0.3704 per share of common stock. Each pre-funded warrant, two-year milestone warrant and five-year milestone warrant will be immediately exercisable upon issuance. The pre-funded warrants may be exercised at any time until exercised in full.  Each two-year milestone warrant will expire on the earlier of (i) the second anniversary of the date of issuance or (ii) 45 days following the Company's public announcement of the achievement of a specified regulatory milestone with respect to ABP-450. Each five-year milestone warrant will expire on the earlier of (i) the fifth anniversary of the date of issuance or (ii) 45 days following the Company's public announcement of the achievement of a specified clinical development milestone with respect to ABP-450.

The gross proceeds to the Company from this offering are expected to be approximately $13.75 million, before deducting underwriting discounts and commissions and other estimated offering expenses. If all of the two-year milestone warrants and all of the five-year milestone warrants sold in this offering were to be exercised in cash at their exercise price, we would receive additional gross proceeds of approximately $29.6 million, before deducting expenses and fees. The Company has also granted the representative a 30-day option to purchase up to an additional 6,403,290 shares of common stock (or pre-funded warrants in lieu thereof) and/or two-year milestone warrants to purchase up to an additional 6,403,290 shares of common stock (or pre-funded warrants in lieu thereof) and/or five-year milestone warrants to purchase up to an additional 6,403,290 shares of common stock (or pre-funded warrants in lieu thereof) solely to cover over-allotments, if any.

The offering is expected to close on or about July 15, 2026, subject to satisfaction or waiver of customary closing conditions.

The proceeds from this offering are expected to be used for working capital and general corporate purposes, including conducting comparative analytical testing on ABP-450 to support biosimilarity to BOTOX®.

Lake Street Capital Markets, LLC is acting as the sole bookrunner for this offering. Laidlaw & Company (UK) Ltd. is acting as lead manager for the offering.

A Registration Statement on Form S-1 (File No. 333-297327), as amended, relating to the securities was initially filed with the Securities and Exchange Commission (“SEC”) on July 8, 2026 and was declared effective on July 13, 2026, and a related registration statement was filed with the SEC on July 13, 2026 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and became automatically effective upon filing (together, the “Registration Statement”). This offering is being made only by means of a preliminary prospectus forming a part of the Registration Statement and a final prospectus. The Registration Statement and the preliminary prospectus relating to the offering are available for free on the SEC’s website at www.sec.gov. Copies of the final prospectus, when available, may be obtained from Lake Street Capital Markets, LLC, 121 S 8th St Suite 1000, Minneapolis, MN 55402, or e-mail at prospectus@lakestreetcm.com. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Exhibit 99.1

 About AEON Biopharma

AEON Biopharma is a biopharmaceutical company advancing ABP-450 as a proposed biosimilar to BOTOX® for therapeutic indications. The U.S. therapeutic neurotoxin market exceeds $3.0 billion annually, representing a major opportunity for biosimilar entry. ABP-450 is the same botulinum toxin complex currently approved and marketed for cosmetic indications by Evolus, Inc. under the name Jeuveau®. ABP-450 is manufactured by Daewoong Pharmaceutical in a facility that has been authorized by the U.S. Food and Drug Administration, Health Canada, and European Medicines Agency for the manufacture of third-party botulinum toxin products. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories.

Forward Looking Statements

This press release contains statements that may be deemed "forward-looking statements" within the meaning of U.S. securities laws. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as "expect," "anticipate," "intend," "believe," "estimate," "will," and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to: expectations regarding the completion of the offering and the use of proceeds thereof; the Company's ability to achieve the milestones underlying the two-year and five-year milestone warrants; the Company's ability to advance ABP-450 through the Section 351(k) biosimilar pathway; the Company's ability to maintain compliance with the continued listing standards of the NYSE American; the Company's ability to complete its preclinical and clinical studies; and changes in local or national economic conditions. This list of risks, uncertainties, and other factors is not complete. Any or all forward-looking statements the Company makes may turn out to be wrong. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact

Hershel Berry

Blueprint Life Science Group

hberry@Bplifescience.com

Source: AEON Biopharma